As filed with the Securities and Exchange Commission on July 17, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEINWAY MUSICAL INSTRUMENTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	35-1910745 (I.R.S. Employee Identification Number)

800 South Street, Suite 305

Waltham, Massachusetts 02453

(781) 894-9770

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

STEINWAY MUSICAL INSTRUMENTS, INC. 2006 STOCK COMPENSATION PLAN

STEINWAY MUSICAL INSTRUMENTS, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plan)

Mr. Dennis M. Hanson

800 South Street, Suite 305

Waltham, Massachusetts 02453

(781) 894-9770

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, or Agent For Service)

Copy to:

Neil J Wertlieb, Esq.

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, California 90017

(213) 892-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2006 Stock Compensation Plan Ordinary Common Stock, $0.001 par value	1,000,000	$35.77	(2)	$35,770,000	(2)	$1,098.14
2006 Employee Stock Purchase Plan Ordinary Common Stock, $0.001 par value	400,000	$30.40	(3)	$12,161,800	(3)	$373.38
Total						$1,471.52

(1)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)         Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Ordinary Common Stock of the Registrant as reported on the New York Stock Exchange on July 13, 2007, which amount was $35.77 per share.

(3)         Estimated in accordance with Rule 457(h) of the Securities Act of 1933, solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Ordinary Common Stock as reported on The New York Stock Exchange on July 13, 2007, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the referenced plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

The Registrant will, upon written or oral request, provide without charge to any persons to whom the prospectuses relating to this Registration Statement are delivered, a copy of any and all of the information which has been incorporated by reference in such prospectuses and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453 (Telephone: (781) 894-9770).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Steinway Musical Instruments, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, and Current Reports on Form 8-K filed on May 3, 2007 and May 15, 2007.

(c)                                  The description of the Ordinary Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 10, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration

Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.                                                         Description of Securities.

Only securities registered under Section 12 of the Exchange Act are being offered.

Item 5.                                                         Interests of Named Experts and Counsel.

As of the date of this filing, Dennis M. Hanson, the Chief Financial Officer and General Counsel of the Registrant, beneficially owned shares of the Registrant’s Ordinary Common Stock.

Item 6.                                                         Indemnification of Directors and Officers.

As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.  Article Sixth of the Registrant’s restated certificate of incorporation eliminates the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

The Registrant’s bylaws provide for indemnification of officers, directors, employees and agents of the Registrant (the “Indemnitees”).  Under the bylaws, the Registrant must indemnify an Indemnitee to the fullest extent permitted by applicable law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been an officer, director, employee or agent of the Registrant.  The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action.

Item 7.                                                         Exemption from Registration Claimed.

None.

Item 8.                                                         Exhibits.

4.1                                 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.2                                 Corrected Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.3                                 Form of Amendment to Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.4                                 Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.5                                 Amendment No. 1 to Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.6                                 Specimen Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.7                                 Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan.

4.8                                 Steinway Musical Instruments, Inc. 2006 Employee Stock Purchase Plan.

5.1                                 Opinion of Dennis M. Hanson, General Counsel

23.1                           Consent of Deloitte & Touche LLP

23.2                           Consent of Counsel (included in opinion filed as Exhibit 5.1)

24.1                           Powers of Attorney (contained on the signature page hereof).

Item 9.                                                         Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on the 17th day of July 2007.

STEINWAY MUSICAL INSTRUMENTS, INC.

By:	/s/ Dana D. Messina
Dana D. Messina
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana D. Messina, Kyle R. Kirkland, John R. Dudek and Dennis M. Hanson and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dana D. Messina	Director and Chief Executive Officer	July 17, 2007
Dana D. Messina	(Principal Executive Officer)

/s/ Kyle R. Kirkland	Chairman of the Board	July 17, 2007
Kyle R. Kirkland

/s/ Dennis M. Hanson	Chief Financial Officer and General Counsel	July 17, 2007
Dennis M. Hanson	(Principal Financial and Accounting Officer)

/s/ Bruce Stevens	President, Steinway & Sons, and Director	July 17, 2007
Bruce Stevens

/s/ John M. Stoner, Jr.	President, Conn-Selmer, and Director	July 17, 2007
John M. Stoner, Jr.

EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.2	Corrected Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.3	Form of Amendment to Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.4	Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.5	Amendment No. 1 to Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.6	Specimen Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-3667)).

4.7	Steinway Musical Instruments, Inc. 2006 Stock Compensation Plan.

4.8	Steinway Musical Instruments, Inc. 2006 Employee Stock Purchase Plan.

5.1	Opinion of Dennis M. Hanson, General Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page hereof).